                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT



           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                  Act of 1934

               Date of Report (Date of earliest event reported):
                                January 31, 1996



                           AMERICAN HOMEPATIENT, INC.
             (Exact name of registrant as specified in its charter)



 Delaware                         0-19532                       62-1474680
- - ---------------                  ------------                   ----------------
(State of other                  (Commission                    (I.R.S. Employer
jurisdiction of                  File Number)                   Identification
incorporation)                                                  Number)

           5200 Maryland Way, Suite 400, Brentwood, Tennessee  37027
           ---------------------------------------------------------
                    (Address of principal executive offices)


                                 (615) 221-8884
                        ---------------------------------
              (Registrant's telephone number, including area code)


                                 Not applicable
                        ---------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)


- - -------------------------------------------------------------------------------
                            Exhibit Index on Page 28
                                   Page 1 of ____

Item 5. Other Events

The Registrant elects to report the following acquisitions, not required to be reported pursuant to Item 2, to inform its security holders:

Pursuant to an Asset Purchase Agreement, the Registrant acquired on January 31, 1996, through arm's-length negotiations, certain assets of Delcrest Medical Products, Inc., a Pennsylvania corporation ("Delcrest"). Delcrest operates a home health care business in the Commonwealth of Pennsylvania. The acquisition will be accounted for as a purchase. The purchase price was approximately $6,725,000 consisting of approximately $5,740,000 in cash, $335,000 by delivery of cash into escrow, and $650,000 by promissory note. The cash and escrow portion of the purchase price was funded through an existing credit facility with a consortium of financial institutions headed by Bankers Trust Company.

Pursuant to an Asset Purchase Agreement, the Registrant acquired on March 29, 1996, through arm's length negotiations, certain assets of William E. Adams, Inc., a Pennsylvania corporation d/b/a Homecare USA ("HomeCare"). Homecare operates a home health care business with sixteen branches in the United States, eight of which were transferred to the Registrant. The acquisition will be accounted for as a purchase. The purchase price was approximately $6,320,000, consisting of approximately $5,920,000 in cash and $400,000 by delivery of cash into escrow. The purchase price was funded through an existing credit facility with a consortium of financial institutions headed by Bankers Trust Company.

Item 7. Financial Statements and Exhibits.


                                                                          Page
                                                                          ----
a.      Financial statements of Businesses Acquired

        i.      Audited statement of acquired assets and
                assumed liabilities of the Delcrest Medical
                Business as of December 31, 1995 and the
                related statements of revenues and expenses
                before income taxes and cash flows for the
                year then ended.                                           4

        ii.     Audited statement of acquired assets and
                assumed liabilities of the Homecare Business
                as of September 30, 1995 and the related
                statements of revenues and expenses before
                income taxes and cash flows for the year
                then ended.  Unaudited statement of acquired
                assets and assumed liabilities of the
                Homecare Business as of February 29, 1996
                and the related statements of revenues and
                expenses before income taxes and cash flows
                for the three month periods ended February
                29, 1996 and February 28, 1995.                           13

b.      Pro Forma Financial Information

        i.      Introductory information                                  22

        ii.     Unaudited pro forma selected income
                statement data of American HomePatient, Inc.
                for the three months ended March 31, 1996
                and the year ended December 31, 1995.                     23

        iii.    Unaudited pro forma selected balance
                sheet data of American HomePatient, Inc. as
                of March 31, 1996.                                        25

c.      Exhibits.  The exhibits filed as a part
        of this Report are listed in the Index to Exhibits immediately following the signature page.

                         THE DELCREST MEDICAL BUSINESS


                              FINANCIAL STATEMENTS

                            AS OF DECEMBER 31, 1995

                                 TOGETHER WITH

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS






To the Shareholders of
Delcrest Medical Products, Inc.:


We have audited the accompanying statement of acquired assets and assumed liabilities (see Note 1) of DELCREST MEDICAL BUSINESS as of December 31, 1995, and the related statements of revenues and expenses before income taxes (see
Note 1) and cash flows for the year then ended. These financial statements are the responsibility of Delcrest Medical Products, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the acquired assets and assumed liabilities of the Delcrest Medical Business as of December 31, 1995, and its revenues and expenses before income taxes and its cash flows for the year then ended, in conformity with generally accepted accounting principles.




                                          Arthur Andersen LLP

Nashville, Tennessee
April 26, 1996

                           DELCREST MEDICAL BUSINESS


              STATEMENT OF ACQUIRED ASSETS AND ASSUMED LIABILITIES

                      FOR THE YEAR ENDED DECEMBER 31, 1995


                                    ASSETS

CURRENT ASSETS:
     Accounts receivable, less allowance for doubtful accounts
       of $176,364                                                          $  806,864
     Inventory                                                                 519,494
     Other current assets                                                       17,480
                                                                            ----------
          Total current assets                                               1,343,838
                                                                            ----------


PROPERTY AND EQUIPMENT, AT COST                                              1,261,590
      Less accumulated depreciation and amortization                          (683,205)
                                                                            ----------
         Net property and equipment                                            578,385
                                                                            ----------
          Total assets                                                      $1,922,223
                                                                            ==========

                                    LIABILITIES AND INVESTMENT
                                BY DELCREST MEDICAL PRODUCTS, INC.

CURRENT LIABILITIES:
       Trade accounts payable                                                  210,000
       Accrued payroll and related benefits                                     65,000
                                                                            ----------
          Total current liabilities                                            275,000
                                                                            ----------

INVESTMENT BY DELCREST MEDICAL PRODUCTS, INC.                                1,647,223
                                                                            ----------
            Total liabilities and investment by Delcrest Medical
              Products, Inc.                                                $1,922,223
                                                                            ==========

   The accompanying notes to financial statements are an integral part of this statement.

                           DELCREST MEDICAL BUSINESS


             STATEMENT OF REVENUES AND EXPENSES BEFORE INCOME TAXES

                      FOR THE YEAR ENDED DECEMBER 31, 1995


REVENUES:
  Rentals and other patient revenues                    $4,327,140
  Sales and other related revenues                       2,093,420
                                                        ----------
        Total revenues                                   6,420,560
                                                        ----------

EXPENSES:
  Cost of sales and related services, excluding
    depreciation and amortization                        2,291,872
  Operating                                              2,329,040
  General and administrative                             1,101,528
  Depreciation and amortization                            220,000
                                                        ----------
        Total expenses                                   5,942,440
                                                        ----------

NET INCOME BEFORE INCOME TAXES                          $  478,120
                                                        ==========




    The accompanying notes to financial statements are an integral part of this statement.

                           DELCREST MEDICAL BUSINESS


                            STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1995


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income before income taxes                                $478,120
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation and amortization                              220,000
      Provision for doubtful accounts                            187,000
  Change in assets and liabilities:
    Receivables, net                                            (244,926)
    Other assets                                                  (2,480)
                                                                --------
      Net cash provided by operating activities                  637,714
                                                                --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment, net                      (196,274)
                                                                --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Return in investment to Delcrest Medical Products, Inc.       (487,324)
                                                                --------

NET DECREASE IN CASH                                             (45,884)

CASH, beginning of period                                         68,848
                                                                --------
CASH, end of period                                               22,964

LESS:  Cash not acquired by American HomePatient                  22,964
                                                                --------
Cash per statement of acquired assets and
  assumed liabilities                                           $      -
                                                                ========

    The accompanying notes to financial statements are an integral part of this statement.

                           DELCREST MEDICAL BUSINESS


                         NOTES TO FINANCIAL STATEMENTS

                            AS OF DECEMBER 31, 1995


1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    The accompanying financial statements include the Delcrest Medical Products, Inc. ("DMP") assets acquired and liabilities assumed (collectively the "Delcrest Medical Business") by American HomePatient, Inc. ("AHP") in a purchase transaction, as more fully described in Note 6. The Delcrest Medical Business consists of the operations of four home health care locations purchased by AHP.

    The Delcrest Medical Business is included in the consolidated tax return of DMP. The accompanying statements of revenues and expenses are presented before income taxes. Accordingly, no provision or allocation for taxes on income has been provided in these statements.

    OPERATIONS

    A portion of net revenues in the year ended December 31, 1995 are from participation in Medicare and state Medicaid programs. Amounts paid under these programs are generally based on a fixed rate. Revenues are recorded at the expected reimbursement rates when the services are provided, merchandise delivered or equipment rented to patients. Amounts earned under the Medicare and Medicaid programs are subject to review by third party payors. In the opinion of management, adequate provision has been made for any adjustment that may result from such reviews.

    Rentals and other patient revenues are derived from the rental of durable medical equipment and the provision of respiratory therapies. Sales and other related service revenues are derived from the sale of home health care equipment and supplies and services related to the delivery of these products.

    The Delcrest Medical Business's home health care operations are located in the southeast region of Pennsylvania.

    ACCOUNTS RECEIVABLE

    The Delcrest Medical Business's accounts receivable, before allowance for doubtful accounts, consists of the following components:


                                         DECEMBER 31,
                                            1995
                                         ------------
        Medicare                           $521,111
        Medicaid                             68,826
        Commercial insurance                226,142
        Private pay, other                  167,149
                                           --------
                                           $983,228
                                           ========

    The Delcrest Medical Business provides credit for a substantial portion of its non-third party reimbursed revenues and continually monitors the credit worthiness of its clients and the collectibility of its receivables. The Delcrest Medical Business is subject to accounting losses from uncollectible receivables in excess of its reserves. Management believes that all appropriate reserves or valuation allowances have been recorded as of December 31, 1995.

    PROVISION FOR DOUBTFUL ACCOUNTS

    The Delcrest Medical Business includes a provision for doubtful accounts in operating expenses in the accompanying statement of revenues and expenses before income taxes. The provision for doubtful accounts was $187,000 for the year ended December 31, 1995.

    INVENTORIES

    All inventories represent goods or supplies and are priced at the lower of cost (on a first-in, first-out basis) or net realizable value.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    CORPORATE GENERAL AND ADMINISTRATIVE CHARGES

    DMP provides payroll, accounting, management, purchasing, and certain distribution functions for the Delcrest Medical Business, as well as various other administrative functions. Corporate general and administrative expenses incurred have been allocated to the Delcrest Medical Business based on sales, costs of goods sold, and personnel costs of the Delcrest Medical Business compared to total sales, costs of goods sold, and personnel costs of DMP.

    PROPERTY AND EQUIPMENT

    Property and equipment are depreciated primarily using the straight-line method over the estimated useful lives of the assets. The estimated useful lives of all property and equipment are as follows: rental equipment, 5 years; furniture and fixtures, 5 years; office equipment, 5 years; and delivery equipment, 3 years.

    Maintenance and repairs are charged against income as incurred, and major betterments and improvements are capitalized. The cost and accumulated depreciation of assets sold or otherwise disposed of are removed from the accounts and the resulting gain or loss is reflected in the accompanying statement of revenues and expenses before income taxes.

    INVESTMENT BY DMP

    This investment represents the investment in the Delcrest Medical Business by DMP, the historical accumulated earnings of the Business's operations, the effect of unpaid tax allocations and charges to DMP and advances of cash to and from DMP and the Business for working capital requirements. For purposes of presentation in the accompanying combined statements of investment by DMP, the significant transactions in the investment accounts are indicated and the investment is reflected as equity in the respective combined balance sheets.


2.  PROPERTY AND EQUIPMENT

    Property and equipment, at cost, consist of the following:


                                         DECEMBER 31,
                                             1995
                                         ------------
        Rental equipment                  $1,054,067
        Office equipment                     105,951
        Delivery vehicles                    101,572
                                          ----------
                                          $1,261,590
                                          ==========

    The rental equipment primarily consists of durable medical equipment that is rented to home health care patients under cancelable month-to-month leases. Patients renting certain types of durable medical equipment from the Delcrest Medical Business have the option to purchase the equipment after an initial rental period.

3.  LEASE COMMITMENTS

    The Delcrest Medical Business has noncancelable operating leases on certain office and storage space and cancelable month-to-month leases for equipment. Rental expense for all operating leases was approximately $167,000 for the year ended December 31, 1995 and is included in operating expenses in the accompanying statement of revenues and expenses before income taxes. Future minimum lease payments under the noncancelable leases in effect at December 31, 1995 are $136,000 and $117,000 in 1996 and 1997,
    respectively.


4.  EMPLOYEE BENEFIT PLAN

    DMP has a 401(k) employee deferred compensation plan covering all eligible employees who elect to participate. To the extent permitted by law, the employee contributions and related earnings of employees of the Delcrest Medical Business who become employees of AHP may be transferred into AHP's 401(k) plan subsequent to the purchase transaction discussed in Note 6.


5.  PROFESSIONAL LIABILITY INSURANCE

    DMP currently maintains professional and general liability insurance with a per claim coverage limit of $1,000,000 and an annual aggregate coverage limit of $3,000,000. DMP is fully insured for workmen's compensation claims up to $1,000,000 per claim by accident and disease, and a $1,000,000 policy limit for injury by disease. These liability policies are on a occurrence basis and are renewable annually.


6.  EVENTS SUBSEQUENT TO DECEMBER 31, 1995 (UNAUDITED)

    Effective January 1, 1996, the Delcrest Medical Business was sold to a subsidiary of AHP. The assets sold by DMP include durable medical and other equipment, supplies, furniture and vehicles; computer hardware and software; leases, operating contracts and other agreements; receivables; business records; and certain other tangible and intangible assets. AHP assumed liabilities of $275,000. The sales price received by DMP was approximately $5,740,000 in cash, $335,000 by delivery of cash into escrow and $650,000 in a promissory note receivable, less standard closing adjustments.

                THE HOMECARE BUSINESS

                FINANCIAL STATEMENTS

                SEPTEMBER 30, 1995

                (WITH INDEPENDENT AUDITOR'S REPORT THEREON)

        1600 Market Street
        Philadelphia, PA  19103-7212




INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
William E. Adams, II, Inc.:

We have audited the accompanying statement of acquired assets and assumed liabilities of The HomeCare Business of William E. Adams II, Inc. as of September 30, 1995, and the related statements of revenues and expenses before income taxes and cash flows for the year then ended (see note 1). These financial statements are the responsibility of William E. Adams II, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statements were prepared to present the acquired assets and assumed liabilities of the HomeCare Business of William E. Adams II, Inc. sold to American HomePatient, Inc. (the HomeCare Business) pursuant to the purchase agreement described in note 1, and is not intended to be a complete presentation of William E. Adams II, Inc.'s assets and liabilities or results of its operations.

In our opinion, the financial statements referred to above present fairly, in all material respects, the acquired assets and assumed liabilities of The HomeCare Business of William E. Adams II, Inc. as of September 30, 1995 and the revenues and expenses before income taxes and cash flows for the year then ended in conformity with generally accepted accounting principles.


May 1, 1996



                                              KPMG Peat Marwick LLP

THE HOMECARE BUSINESS

Statements of Acquired Assets and Assumed Liabilities

- - --------------------------------------------------------------------------------
                                                September 30,       February 29,
                                                         1995               1996
- - --------------------------------------------------------------------------------

ACQUIRED ASSETS
                                                                     (unaudited)
Inventories                                      $   205,278            165,277

Income producing rental equipment, net (note 2)    1,974,930          1,806,782

Property and equipment, net (note 2)                 242,534            193,498

Other assets                                          23,551             23,551
- - --------------------------------------------------------------------------------

Total acquired assets                              2,446,293          2,189,108
- - --------------------------------------------------------------------------------

ASSUMED LIABILITIES

Assumed liabilities:
   Accounts payable, trade                           844,948            790,344
   Accrued expenses and other liabilities             34,920             89,524
- - --------------------------------------------------------------------------------

Total assumed liabilities                            879,868            879,868
- - --------------------------------------------------------------------------------

Total acquired assets less assumed liabilities   $ 1,566,425          1,309,240
- - --------------------------------------------------------------------------------

See accompanying notes to financial statements.

THE HOMECARE BUSINESS

Statements of Revenues and Expenses Before Income Taxes

- - ------------------------------------------------------------------------------------------------------------------
                                                                                          Five months ended
                                                              Year ended         ---------------------------------
                                                           September 30,          February 28,        February 29,
                                                                    1995                  1995                1996
- - -------------------------------------------------------------------------------------------------------------------
                                                                                   (unaudited)          (unaudited)
Net revenues                                                $  7,365,526            2,962,593            3,242,304

Cost of net revenues                                             839,427              319,900              436,783
- - -------------------------------------------------------------------------------------------------------------------

Gross profit                                                   6,526,099            2,642,693            2,805,521


Operating expenses:
    Wages and employee benefits                                2,052,555              807,665              895,172
    Selling, general, and administrative                       3,565,641            1,454,578            1,573,462
    Provision for doubtful accounts                              543,896              229,078              216,820
- - -------------------------------------------------------------------------------------------------------------------

Excess of revenues over expenses before income taxes        $    364,007              151,372              120,067
- - -------------------------------------------------------------------------------------------------------------------

See accompanying notes to financial statements.

THE HOMECARE BUSINESS

Statements of Cash Flows


- - -------------------------------------------------------------------------------------------------------------------------------

                                                                                                     Five months ended
                                                                          Year ended       ------------------------------------
                                                                       September 30,        February 28,          February 29,
                                                                                1995                1995                  1996
- - -------------------------------------------------------------------------------------------------------------------------------
                                                                                             (unaudited)           (unaudited)
Cash flows from operating activities:
    Excess of revenues over expenses before income taxes                $  364,007              151,372              120,067
    Adjustments to reconcile excess of revenues over
        expenses before income taxes to net cash provided
        by (used in) operating activities:
            Depreciation and amortization                                  658,577              209,081              330,264
            Changes in assets and liabilities:
               (Increase) decrease in inventories                          (65,278)               9,181               40,001
               (Increase) decrease in other assets                           4,489                    -                2,518
               Increase (decrease) in accounts payable, trade              199,883              113,930              (54,604)
               (Increase) decrease in accrued expenses and
                   other current liabilities                              (176,874)            (116,390)              54,604
- - -------------------------------------------------------------------------------------------------------------------------------

Net cash provided by (used in) operating activities                        984,804              367,174              492,850
- - -------------------------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
    Acquisition of rental equipment                                       (580,777)            (241,990)            (113,080)
    Acquisition of property, plant, and equipment                         (129,761)              (9,161)                   -
    Proceeds from sale of property, plant, and equipment                         -                    -                    -
- - -------------------------------------------------------------------------------------------------------------------------------

Net cash used in investing activities                                     (710,538)            (251,151)            (113,080)
- - -------------------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
    Investment by William E. Adams II, Inc.                               (274,266)            (116,023)            (379,770)
- - -------------------------------------------------------------------------------------------------------------------------------

Net cash provided by financing activities                                 (274,266)            (116,023)            (379,770)
- - -------------------------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash                                                  -                    -                    -

Cash, beginning of period                                                        -                    -                    -
- - -------------------------------------------------------------------------------------------------------------------------------

Cash, end of period                                                     $        -                    -                    -
- - -------------------------------------------------------------------------------------------------------------------------------

See accompanying notes to financial statements.

THE HOMECARE BUSINESS

Notes to Financial Statements

September 30, 1995

- - --------------------------------------------------------------------------------

(1)      FINANCIAL STATEMENT PRESENTATION

         Effective March 1, 1996, William E. Adams II, Inc., trading as HomeCare USA, sold its HomeCare Business to American HomePatient, Inc.
         (AHP) for $6,320,000 in cash and AHP's assumption of working capital liabilities not to exceed $879,868. The HomeCare Business sold consisted of branches located in Virginia Beach, Winston-Salem, Charlotte, St. Louis, Kansas City, Louisville, Tulsa, and Oklahoma City which provide durable medical equipment (DME), respiratory and infusion products and other supplies and services to patients in the home. Approximately 60% of the HomeCare Business' revenues are derived from sales to Medicare patients. The assets sold principally consisted of the durable medical and other equipment, inventory, furniture, and vehicles.

         The accompanying financial statements present the acquired assets and liabilities assumed by AHP as of February 29, 1996 and September 30, 1995 and the revenues and expenses of the business acquired for the year ended September 30, 1995 and the five months ended February 29, 1996 and February 28, 1995.

         The financial statements as of February 29, 1996 and for the five months ended February 29, 1996 and February 28, 1995 are unaudited and have been prepared by HomeCare's management. In the opinion of management, the unaudited financial statements reflect all adjustments necessary to present fairly such statements in accordance with generally accepted accounting principles.

         The HomeCare Business sold was included in the consolidated tax returns of HomeCare USA. The accompanying statements of revenues and expenses are presented before income taxes and, accordingly, no provision or allocation for income taxes has been included therein. Income taxes on a pro forma basis are $136,100, $45,400, and $56,200 for the year ended September 30, 1995 and for the five months ended February 29, 1996 and February 28, 1995, respectively. Pro forma income taxes are calculated using a 34% federal tax rate and the respective state income tax rates applicable to each sold branch.

(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The significant accounting principles followed in the preparation of the accompanying financial statements follows:

                 INVENTORIES

                 Inventories principally consisting of medical supplies held for sale are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.





                                                                     (Continued)

THE HOMECARE BUSINESS

Notes to Financial Statements

- - --------------------------------------------------------------------------------

(2)      CONTINUED

                 INCOME PRODUCING RENTAL EQUIPMENT

                 Products held for rental are included in income producing rental equipment and are depreciated using the straight-line method over three to seven years.

                 Capital leases are recorded at the present value of the future rentals at lease inception and are amortized on a straight-line basis over the shorter of the applicable lease term or the useful life.

                 PROPERTY AND EQUIPMENT

                 Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets which range from 3 to 7 years. Maintenance and repairs are charged to expense and major renewals and betterments are capitalized.

                 Capital leases are recorded at the present value of the future rentals at lease inception and are amortized on a straight-line basis over the shorter of the applicable lease term or the useful life.

                 USE OF ESTIMATES

                 The management of HomeCare has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

                 REVENUE RECOGNITION

                 Revenue is recognized upon sale of inventory or equipment or over the rental period for rental of equipment, net of contractual allowances with regard to third-party payers (insurance companies, Medicare, and Medicaid).





                                                                     (Continued)

THE HOMECARE BUSINESS

Notes to Financial Statements


================================================================================

(2) CONTINUED

        CORPORATE GENERAL AND ADMINISTRATIVE CHARGES

        HomeCare provides billing, payroll, accounting, management an purchasing services for the HomeCare Business, as well as various other administrative functions. Corporate general and administrative expenses incurred have been allocated to the HomeCare Business based on net operating revenues of the HomeCare Business compared to total net revenues of HomeCare's home healthcare business. This allocation is included in selling, general and administrative expenses and amounted to $1,637,485 for the year ended September 30, 1995 and $704,935 and $713,798 for the five months ended February 29, 1996 and February 28, 1995, respectively.

(3) INCOME PRODUCING RENTAL EQUIPMENT AND PROPERTY AND EQUIPMENT

    The following is a summary of income producing rental equipment and property and equipment, at cost, less accumulated depreciation and amortization:

                                                    February 29,
                                                            1996   September 30,
                                                     (unaudited)           1995
    ---------------------------------------------------------------------------
    Income producing rental equipment                $ 3,156,420      3,043,340
    Accumulated depreciation                          (1,349,638)    (1,068,410)
    ---------------------------------------------------------------------------
                                                     $ 1,806,782      1,974,930
    ===========================================================================

    Furniture and fixtures                           $   235,996        235,996
    Automobiles                                           71,203         71,203
    Equipment and machinery                              225,733        225,733
    ---------------------------------------------------------------------------

                                                         532,932        532,932
    Accumulated depreciation and amortization           (339,434)      (290,398)
    ---------------------------------------------------------------------------
                                                     $   193,498        242,534
    ===========================================================================


                                                                     (Continued)

THE HOMECARE BUSINESS

Notes to Financial Statements


================================================================================

 (4)  LEASES

      The Company leases property and certain equipment under noncancelable operating leases expiring in various years through 1999. Amounts charged to operations under noncancelable operating leases were $358,995 for the year ended September 30, 1995 and $157,830 and $130,240 for the five months ended February 29, 1996 and February 28, 1995, respectively.

      Minimum future payments under noncancelable operating leases as of September 30, 1995 are as follows:


                  Year                                  Amount
                  --------------------------------------------
                  1996                               $ 297,070
                  1997                                 107,144
                  1998                                  40,704
                  1999                                   3,011
                  ============================================

      Depreciation and amortization of $534,275 was charged to operations at September 30, 1995 for income producing rental equipment held under capital lease. The related capital lease debt was extinguished and the rental equipment purchased subsequent to September 30, 1995 in connection with the purchase transaction more fully described in note 4. As such, the capital lease debt was not assumed by AHP and is not reflected in the statement of acquired assets and assumed liabilities.

================================================================================

                           AMERICAN HOMEPATIENT, INC.

                       PRO FORMA SELECTED FINANCIAL DATA

                                  (unaudited)


On January 31, 1996, the Registrant closed on the acquisition of certain assets (the "Delcrest Medical Business") of Delcrest Medical Products, Inc., a Pennsylvania corporation. The purchase price was approximately $6,725,000, consisting of approximately $5,740,000 in cash, $335,000 by delivery of cash into escrow and $650,000 by promissory note. The Company assumed responsibility for the operations effective January 1, 1996.

On March 29, 1996, the Registrant closed on the acquisition of certain assets (the "Homecare Business") of William E. Adams II, Inc., a Pennsylvania corporation d/b/a Homecare USA. The purchase price was approximately $6,320,000, consisting of approximately $5,920,000 in cash and $400,000 by delivery of cash into escrow. The Company assumed responsibility for the operations effective March 1, 1996.

In addition, effective during 1995 and 1996, American Home Patient has acquired assets and assumed liabilities of other home care businesses (the "Other Acquired Operations"). The Other Acquired Operations include acquisitions deemed to be significant under federal security laws (i.e., ConPharma Home Health Care, Inc., Life Support Products, The Illinois Home Health Business, The Mobile Medical Services Business and the Homehealth Center Business). The Company has previously filed audited financial statements for these significant acquisitions. None of the other acquisitions effective in 1995 or 1996 have been significant acquisitions under Regulation S-X of the Securities and Exchange Commission.

The unaudited pro forma income statement data for the year ended December 31, 1995 and the three months ended March 31, 1996 have been prepared based on the historical income statements of the Company, as adjusted to reflect the acquisitions of the Delcrest Medical Business, the Homecare Business and the Other Acquired Operations as if such agreements had been effective as of January 1 of each respective year, if applicable. The unaudited pro forma balance sheet data as of March 31, 1996 has been prepared based on the historical balance sheet of the Company, as adjusted to reflect the acquisition of the Other Acquired Operations which were acquired subsequent to March 31, 1996 (the "Subsequent Acquired Operations"). The pro forma income statement data may not be indicative of the future results of operations and what the actual results of operations would have been had the acquisitions described above been effective January 1 of each respective period.

                           AMERICAN HOMEPATIENT, INC.

                        PRO FORMA INCOME STATEMENT DATA
                          YEAR ENDED DECEMBER 31, 1995

                (unaudited, in thousands, except share amounts)



                                            AMERICAN    DELCREST                  OTHER
                                          HOMEPATIENT,   MEDICAL     HOMECARE    ACQUIRED                      TOTAL
                                              INC.      PRODUCTS     BUSINESS   OPERATIONS    ADJUSTMENTS      COMPANY
                                         -------------  --------     --------   ----------    -----------     ----------
NET REVENUES                              $  162,371     $6,421       $7,552     $51,384      $     -         $  227,728
                                          ----------     ------       ------     -------      -------         ----------
EXPENSES:
  Cost of sales and related services,
  excluding depreciation and
    amortization                              34,031      2,292          953      14,462            -             51,738
  Operating                                   81,718      2,329        3,933      22,356          569 (a,b)      110,905
  General and administrative                  12,594      1,102        1,651       4,112       (4,891)(a,b)       14,568
  Depreciation and amortization               14,081        220          681       3,386        1,255 (c)         19,623
  Interest                                     4,829          -            -         689        4,730 (d)         10,248
                                          ----------     ------       ------     -------      -------         ----------
                                             147,253      5,943        7,218      45,005        1,663            207,082
                                          ----------     ------       ------     -------      -------         ----------
Income (loss) before taxes                    15,118        478          334       6,379       (1,663)            20,646
Provision for income taxes                     6,029          -            -         244        2,130 (e)          8,403
                                          ----------     ------       ------     -------      -------         ----------
Net income (loss)                         $    9,089     $  478       $  334     $ 6,135      $(3,793)        $   12,243
                                          ==========     ======       ======     =======      =======         ==========
Weighted average number of common shares   7,228,000                                                           7,228,000
                                          ==========                                                          ==========
Net income per share                      $     1.26                                                          $     1.69
                                          ==========                                                          ==========

                           AMERICAN HOMEPATIENT, INC.

                        PRO FORMA INCOME STATEMENT DATA
                       THREE MONTHS ENDED MARCH 31, 1996

                (unaudited, in thousands, except share amounts)





                                            AMERICAN     DELCREST                OTHER
                                          HOMEPATIENT,   MEDICAL   HOMECARE     ACQUIRED                          TOTAL
                                              INC.       BUSINESS  BUSINESS     OPERATIONS       ADJUSTMENTS     COMPANY
                                          ------------   --------  --------     ----------       -----------     -------

NET REVENUES                               $   55,053       $-      $1,336        $1,742           $   -        $   58,131
                                           ----------       --      ------        ------           -----        ----------
EXPENSES:
  Cost of sales and related services,
    excluding depreciation and
    amortization                               12,297        -          35           524               -            12,856
  Operating                                    27,935        -         604           693              31 (A,B)      29,263
  General and administrative                    3,249        -         282           172            (273)(A,B)       3,430
  Depreciation and amortization                 4,945        -         350            85              69 (C)         5,449
  Interest                                      1,855        -           -             7             229 (D)         2,091
                                           ----------       --      ------        ------           -----        ----------
                                               50,281        -       1,271         1,481              56            53,089
                                           ----------       --      ------        ------           -----        ----------
Income (loss) before taxes                      4,772        -          65           261             (56)            5,042
Provision for income taxes                      1,842        -           -            11             113 (E)         1,966
                                           ----------       --      ------        ------           -----        ----------
Net income (loss)                          $    2,930       $-      $   65        $  250           $(169)       $    3,076
                                           ==========       ==      ======        ======           =====        ==========
Weighted average number of
  common shares                             7,995,000                                                            7,995,000
                                           ==========                                                           ==========
Net income per share                       $     0.37                                                           $     0.38
                                           ==========                                                           ==========

                           AMERICAN HOMEPATIENT, INC.

                          PRO FORMA BALANCE SHEET DATA
                              AS OF MARCH 31, 1996

                           (unaudited, in thousands)



                                                      AMERICAN        SUBSEQUENT
                                                    HOMEPATIENT,       ACQUIRED
                                                        INC.          OPERATIONS     ADJUSTMENTS     PRO FORMA
                                                    ------------      ----------     -----------     ---------
Cash and cash equivalents                            $  7,570           $  686       $  (441)(F)     $  7,815
Accounts receivable, net                               54,332              751            55 (F)       55,138
Other current assets                                   22,172              138             -           22,310
                                                     --------           ------       -------         --------
    Total current assets                               84,074            1,575          (386)          85,263
Property and equipment, net                            44,916              406             -           45,322
Goodwill                                              124,415               20         4,543 (F)      128,978
Other assets                                           14,603                -             -           14,603
                                                     --------           ------       -------         --------
                                                     $268,008           $2,001       $ 4,157         $274,166
                                                     ========           ======       =======         ========

Current portion of debt and leases                   $ 17,178           $  136       $  (136)(F)     $ 17,178
Trade accounts payable                                  5,268              165           (23)(F)        5,410
Accrued expenses and other                             12,077              148            (1)(F)       12,224
                                                     --------           ------       -------         --------
    Total current liabilities                          34,523              449          (160)          34,812
                                                     --------           ------       -------         --------
Long-term debt and leases                             106,187              466         5,403 (F)      112,056
Other noncurrent liabilities                            2,921                -             -            2,921
                                                     --------           ------       -------         --------
    Total noncurrent liabilities                      109,108              466         5,403          114,977
                                                     --------           ------       -------         --------
Shareholders' equity                                  124,377            1,086        (1,086)(F)      124,377
                                                     --------           ------       -------         --------
    Total liabilities and shareholders' equity       $268,008           $2,001       $ 4,157         $274,166
                                                     ========           ======       =======         ========

                           AMERICAN HOMEPATIENT, INC.

                   NOTES TO PROFORMA SELECTED FINANCIAL DATA

                                  (UNAUDITED)

(a) Reflects additional general and administrative and operating expenses as a result of integrating acquired operations. This adjustment includes additional salaries and personnel expenses for certain acquisitions, interim operating agreement management fees and other corporate expenses expected to be incurred in connection with the acquisitions.

(b) Reflects the elimination of corporate overhead charges allocated to ConPharma, the Medserv Business, the Clasen Companies, the Delcrest Business, and the HomeCare Business by each company's respective parent and the elimination of expenses related to the officers of certain of the Acquired Operations. The Company did not acquire the parent's operations and therefore did not assume these liabilities and expenditures. In addition, the Company did not hire certain officers of certain of the acquired operations.

(c) Reflects the incremental depreciation and amortization resulting from the step-up of property and equipment in accordance with purchase accounting for the Acquired Operations and the adjustment of depreciation methods associated with certain of the Acquired Operations.

(d) Reflects additional interest expense as a result of seller notes payable and borrowings under the Line of Credit in order to fund the cash portion of the acquisitions and the elimination of interest expenses of certain of the Acquired Operations upon the repayment of debt by the Company immediately following the acquisition where applicable.

(e)  Reflects adjustment to income taxes related to pro forma adjustments.

(f) Reflects the purchase price (including acquisition related expenses) paid or to be paid for the Subsequent Acquired Operations, the refinancing of certain assumed debt and the estimated allocation for the purchase price to the fair value of assets acquired.

                                   SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 AMERICAN HOMEPATIENT, INC.




                                By:     /s/ Robert L. Fringer
                                        ----------------------------------------

                                Name:   Robert L. Fringer


                                Title:  Vice President--Controller and
                                        Assistant Secretary



Date: May 16, 1996

                                 Exhibit Index


Exhibit No.
- - -----------
2.1          Asset Purchase Agreement dated March 29, 1996 among William E.
             Adams, II, Inc. d/b/a/ HomeCare USA and American HomePatient, Inc.

2.2          Asset Purchase Agreement dated January 31, 1996 among Delcrest
             Medical Products, Inc. and American HomePatient, Inc.

A copy of the exhibit index to each Asset Purchase Agreement has been included. The exhibits have been omitted but Registrant shall furnish supplementally a copy of any omitted exhibit to the Commission upon request.